SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of earliest event reported: January 18, 2018

Actua Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 East Lancaster Avenue, Suite 640, Radnor, PA 19087

(Address of Principal Executive Offices)     (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.	Other Events.

On January 18, 2018, the Board of Directors (the “Board”) of Actua Corporation (“Actua”) approved a Plan of Liquidation (the “Plan”) to commence an orderly liquidation and wind-up of Actua (the “Dissolution”), including the monetization of Actua’s remaining minority holdings and other assets. Actua intends to hold a special meeting of its stockholders in the first half of 2018 to approve the Plan, which is contingent on Actua stockholder approval, and will file a proxy statement in advance of that meeting containing further information regarding, among other things, the Plan and the Dissolution.

In furtherance of the Dissolution and in accordance with the Plan, the Board authorized a special distribution payable on or about February 1, 2018 to Actua’s stockholders of record as of the close of business on January 29, 2018, in an amount equal to $14.89 per share, or approximately $476 million in the aggregate (the “Distribution”). The Distribution represents a substantial portion of the net proceeds of the previously announced sales of Actua’s interests in VelocityEHS Holdings, Inc. and BOLT Solutions Inc. (“Bolt”) and the sale Folio Dynamics Holdings, Inc. (“FolioDynamix”).

Following the Distribution, Actua intends to significantly reduce its operating costs (through, among other things, (1) the delisting of Actua’s common stock from The NASDAQ Stock Market LLC (the “Delisting”), which is expected to occur as soon as practicable following the Distribution, (2) a reduction of the number of Actua directors from nine to three following the Delisting, and (3) a significant reduction in Actua personnel in the second quarter of 2018) and to focus on opportunities to monetize its remaining minority holdings and other assets (including any future proceeds received from the FolioDynamix sale and the previously disclosed potential secondary sale of Bolt).

On January 18, 2018, the Board adopted and approved an amendment and restatement of Actua’s Third Amended and Restated Non-Management Director Compensation Plan in the form set forth as Exhibit 10.1 hereto (such amendment and restatement, the “Amended Director Plan”) and terminated Actua’s Amended and Restated Director Deferred Stock Unit Program. Among other things, the Amended Director Plan reduces the fees payable to Actua’s non-management directors following the anticipated Delisting and makes those fees payable in cash. The foregoing description contains only a summary of certain terms of the Amended Director Plan and is qualified in its entirety by reference to the full text of the Amended Director Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

As previously disclosed, Actua’s goal is to sell its minority holdings over a 12- to 18-month period and to distribute in one or more additional cash distributions the net proceeds from those sales, along with any other remaining cash assets (subject to expenses and appropriate reserves), to its stockholders.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Actua Corporation Fourth Amended and Restated Non-Management Director Compensation Plan

Legal Notice Regarding Forward-Looking Statements

This Form 8-K contains certain forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding possible or assumed future results of operations of Actua, the adoption of the Plan, the expected timing of the Dissolution and the Distribution and related matters. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue” or the negative of such terms or other similar expressions. You should, therefore, carefully read and consider statements that contain these words or expressions, as such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. There are no guarantees that Actua will be able to successfully complete the implementation of the Plan or that there will be any specific amount of reserve funds (or any at all) available for future distribution. Actua’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017, and September 30, 2017, respectively, each as filed with the SEC, contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Actua assumes no obligation to update any forward-looking statement contained in this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACTUA CORPORATION

Date: January 19, 2018	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary